UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 31, 2017

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 31, 2017, Legg Mason, Inc. (the “Company”), as Borrower; Citibank, N.A., as Administrative Agent; and the other banks party thereto (collectively, the “Lenders”) entered into a third amendment (the “Third Amendment”), to the Company’s unsecured Credit Agreement, dated as of December 29, 2015 (as amended by the First Amendment dated as of March 31, 2016, and the Second Amendment, dated September 7, 2016, the “Credit Agreement”) pursuant to which the Lenders made available to the Company a multi-currency revolving credit facility.
The Third Amendment reduces the aggregate amount of the Lenders’ commitment to make loans to the Company under the Credit Agreement from $1 billion to $500 million (which may be increased by an aggregate amount of up to $500 million at the Company’s discretion, subject to the consent of the Lenders). The Company will take a non-cash charge of $1.5 million for unamortized financing costs resulting from the reduction in the Lenders’ commitment to make loans available to the Company.
In addition, the Third Amendment amends the maximum Leverage Ratio (as defined in the Credit Agreement) permitted under the Credit Agreement to increase the Leverage Ratio for the period from January 1, 2017 through and including March 31, 2018, so that the Leverage Ratio shall be no greater than 3.5 to 1 at any time during that period.
In the ordinary course of its business, the Company has various business relationships with most of the Lenders.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Subject Matter

1.1
Third Amendment, dated as of March 31, 2017, to the Credit Agreement, dated as of December 29, 2015 (as amended by the First Amendment to the Credit Agreement, dated as of March 31, 2016, and the Second Amendment to the Credit Agreement, dated as of September 7, 2016), by and among Legg Mason, Inc., as Borrower, Citibank, N.A., as Administrative Agent, and each of the lenders from time to time party thereto, filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

Date: March 31, 2017	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

LEGG MASON, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

1.1
Third Amendment, dated as of March 31, 2017, to the Credit Agreement, dated as of December 29, 2015 (as amended by the First Amendment to the Credit Agreement, dated as of March 31, 2016, and the Second Amendment to the Credit Agreement, dated as of September 7, 2016), by and among Legg Mason, Inc., as Borrower, Citibank, N.A., as Administrative Agent, and each of the lenders from time to time party thereto, filed herewith.